POWER OF ATTORNEY
Allianz Life Insurance Company of New York
        I hereby constitute and appoint Stewart D. Gregg, Erik T. Nelson, James E. Nelson, and John S. Kreighbaum as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for me and in my name, place and stead, in any and all capacities, to sign any and all documents to be filed under the registrations reflected in the list below that have been or will be filed with the Securities and Exchange Commission by Allianz Life Insurance Company of New York pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR or otherwise; and to file the same, with any amendments thereto and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Allianz Life Insurance Company of New York - Registered Variable Annuity Products
Allianz Life of NY Variable Account C	33 Act No.
NY VM II	33-26646
NY VM IV / Advantage	333-19699
NY Opportunity	333-75718
NY Charter II	333-105274
NY High Five	333-124767
NY Vision (legacy)	333-143195
Retirement Pro NY	333-167334
Vision NY (POS)	333-171428
Retirement Advantage NY	333-180722
Vision NY (ALIP)	333-182990
Index Advantage NY N-4	333-192949

Allianz Life Insurance Co of New York	33 Act No.
Index Advantage NY S-1	333-192948
Index Advantage NY S-1 Vers. 2	333-210671
Index Advantage NY S-1 Vers. 3	333-217304
Index Advantage NY S-1 Vers. 4	333-224317
Index Advantage NY S-1 Vers. 5	333-230916
Index Advantage NY S-1 Vers. 6	_________

Signature Title Date

/s/ Walter R. White	Chairman of the Board and Chief Executive	2/26/2020
Walter R. White	Officer

/s/ William E. Gaumond	Director, Chief Financial Officer and Treasurer	2/26/2020
William E. Gaumond

/s/ Steven J. Thiel	Director, Vice President and Appointed Actuary	2/27/2020
Steven J. Thiel

/s/ Eric J. Thomes	Director and President	2/27/2020
Eric J. Thomes

/s/ Gary A. Smith	Director	2/26/2020
Gary A. Smith

Signature Title Date

/s/ Martha Clark Goss	Director	2/18/2020
Martha Clark Goss

/s/ Ronald M. Clark	Director	2/19/2020
Ronald M. Clark

/s/ Lorraine Lods	Director	2/26/2020
Lorraine Lods

/s/ Kevin E. Walker	Director	2/21/2020
Kevin E. Walker

Allianz NY POA – February 2020